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                             SCHOLASTIC BRANDS, INC.

                         CERTIFICATE OF DESIGNATIONS OF
               SERIES A PREFERRED STOCK SETTING FORTH THE POWERS,
                PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS
                    AND RESTRICTIONS OF SUCH PREFERRED STOCK

      Pursuant to Section 151 of the Delaware General Corporation Law, the undersigned DOES HEREBY CERTIFY that the Board of Directors of Scholastic Brands, Inc., a Delaware corporation (the "Corporation"), duly adopted the following resolution on December 10, 1996, with the preferences and rights set forth therein having been fixed by the Board of Directors pursuant to Article 4 of the Corporation's Certificate of Incorporation, as amended, and that such resolution has not been modified and is in full force and effect:

      RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), a series of preferred stock of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

Section 1. Designation, Number and Ranking.

      (a) The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock"). The number of shares constituting the Series A Preferred Stock shall be 100,000.

      (b) The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank senior to the Series B Preferred Stock, par value $.01 per share, of the Corporation ("Series B Preferred Stock") and the Common Stock, par value $.01 per share, of the Corporation ("Common Stock") and shall, at all times and with respect to dividend rights and rights on liquidation, dissolution and winding-up, rank senior to all other classes and series of capital stock of the Corporation, other than capital stock authorized as provided in Section 3(b), now or hereafter authorized.

Section 2. Dividends.

      (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Corporation legally available therefor, cumulative dividends at an annual rate on the Liquidation Preference (as defined in Section 6 below) thereof equal to 12%, calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly payments, in cash in

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immediately available funds on the last Business Day (as defined in paragraph
(e) below) of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing January 31, 1997.

      (b) Dividends payable pursuant to Section 2(a) shall begin to accrue and be cumulative from the date on which the shares of Series A Preferred Stock are issued, and shall accrue on a daily basis, in each case whether or not declared and whether or not in any fiscal year there shall be surplus, net profits or the assets of the Company legally available for the payment of dividends. All dividends declared upon Series A Preferred Stock shall be paid pro rata to the holders entitled thereto. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of the dividends payable pursuant to Section 2(a), which record date shall be no more than 60 days or less than 10 days prior to the date fixed for the payment thereof. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not more than 60 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.

      (c) No dividends shall be paid upon, or declared and set apart for payment on, any shares of Series A Preferred Stock, unless and until all the cumulative dividends required to be paid to the holders of the shares of Series A Preferred Stock for all prior dividend periods shall have been declared and paid in full.

      (d) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends except as provided herein.

      (e) For the purposes of this Certificate of Designations, "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

Section 3. Voting Rights.

      In addition to any voting rights required by law, unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for that purpose (or by written consent), shall be necessary to (i) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation so as to affect adversely any of the preferences, rights, powers or privileges of the Series A Preferred Stock or the holders thereof, and (ii) effect the consolidation or merger of the Corporation with or into any other person or the sale or other distribution to another person of all or substantially all of the assets of the Corporation, in either case so as to affect adversely any of the preferences, rights, powers or privileges of the Series A Preferred Stock or the holders thereof.


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Section 4. Certain Restrictions.

      So long as any share of Series A Preferred Stock shall be issued and outstanding, the Corporation shall not declare, pay or set aside for payment, any dividends on, or make any other distributions with respect to, or redeem or otherwise repurchase, any shares of Common Stock or other shares of capital stock of the Corporation ranking, as to dividend rights or rights on liquidation, dissolution or winding up, junior to the Series A Preferred Stock, other than dividends payable in Common Stock or in another stock ranking junior to the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution and winding up.

Section 5. Redemption.

      (a) The Corporation, at its option, may redeem all or any portion of the outstanding shares of Series A Preferred Stock at the liquidation preference of $100 per share plus an amount equal to any dividends thereon cumulated or accrued but unpaid, whether or not declared, if any, to the date fixed for redemption (such amount being referred to herein as the "Redemption Price"), at any time or from time to time (any such date of redemption being referred to herein as a "Redemption Date").

      (b) In the event of any redemption of only a part of the then outstanding Series A Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of Series A Preferred Stock held on the date of notice of redemption).

      (c) At least thirty (30) days prior to any proposed Redemption Date, written notice shall be mailed, postage prepaid, to each holder of record of Series A Preferred Stock to be redeemed, at his or its post office address last shown on the records of the Corporation, notifying such holder of the number of shares so to be redeemed, specifying the Redemption Date and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed (such notice being referred to herein as the "Redemption Notice"). On or prior to each Redemption Date, each holder of record of Series A Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock of the Corporation (except the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed outstanding for any purpose whatsoever.


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      (d) Except as provided in paragraph (a) above, the Corporation shall have no right to redeem the shares of Series A Preferred Stock. Any shares of Series A Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the amount of authorized Series A Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series A Preferred Stock at such price or prices as the Corporation and the selling holders of the Series A Preferred Stock may mutually determine, subject to the provisions of applicable law.

Section 6. Liquidation, Dissolution or Winding Up.

      (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of the Series B Preferred Stock, the Common Stock or any other capital stock of the Corporation ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as "Junior Stock"), an amount equal to $100 per share (the "Liquidation Preference"), plus any dividends thereon cumulated or accrued but unpaid, whether or not declared, if any. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for the distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock and the holders of shares of capital stock of the Corporation ranking on a parity with the Series A Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as "Parity Stock") the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and shares of Parity Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

      (b) Neither the consolidation or merger of the Corporation with or into any other person nor the sale or other distribution to another person of all or substantially all the


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assets of the Corporation, in each case when permitted by Section 3(b), shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

      IN WITNESS WHEREOF, Scholastic Brands, Inc. has caused this Certificate of Designations to be duly executed by its President on this 12th day of December, 1996.

                                        SCHOLASTIC BRANDS, INC.


                                        By:/s/ David B. Pittaway
                                           ---------------------------
                                           Name:  David B. Pittaway
                                           Title: President

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                           COMMEMORATIVE BRANDS, INC.

               CERTIFICATE OF CORRECTION FILED TO CORRECT CERTAIN
              ERRORS IN THE CERTIFICATE OF DESIGNATIONS OF SERIES A
             PREFERRED STOCK SETTING FORTH THE POWERS, PREFERENCES,
              RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS
               OF SUCH PREFERRED STOCK FILED IN THE OFFICE OF THE
               SECRETARY OF STATE OF DELAWARE ON DECEMBER 13, 1996

      Commemorative Brands, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

      1.    The name of the corporation is Commemorative Brands, Inc.

      2. That a Certificate of Designations of Series A Preferred Stock setting forth the Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of Such Preferred Stock was filed by the Secretary of State of Delaware on December 13, 1996 and that said Certificate requires correction as permitted by Section 103 of the DGCL.

      3. The inaccuracies or defects of said Certificate to be corrected are as follows:

            (i) the following language was inadvertently omitted from the end of Section 4 of said Certificate: "and other than redemptions or repurchases of shares of Common Stock or other capital stock of the Corporation issued to or held by any officer, director, employee, independent sales representative or agent of the Corporation or its subsidiaries (including, without limitation, any former officer, director, employee, independent sales representative or agent of the Corporation or its subsidiaries) or any employee stock ownership plan or similar trust for the account of any such person;"

            (ii) Sections 1(b) and 6(b) of said Certificate inaccurately reference Section 3(b) instead of Section 3; and

            (iii) the last sentence of Section 3 of said Certificate was inadvertently omitted.

      4. Section 1(b) of said Certificate is hereby corrected to read in its entirety as follows:

                  "(b) The Series A Preferred Stock shall, with respect to
            dividend rights and rights on liquidation, dissolution or winding up, rank senior to the Series B Preferred Stock, par value $.01 per share, of the Corporation ("Series B Preferred Stock") and the Common Stock, par value $.01 per share, of the Corporation ("Common Stock") and shall, at all times and with respect to dividend rights and rights on liquidation, dissolution and winding-up, rank senior to all other classes and series of capital stock of the Corporation, other than capital stock authorized as provided in Section 3, now or hereafter authorized."

      5. Section 3 of said Certificate is hereby corrected to read in its entirety as follows:

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            "Section 3. Voting Rights

                  "In addition to any voting rights required by law, unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for that purpose (or by written consent), shall be necessary to (i) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation so as to affect adversely any of the preferences, rights, powers or privileges of the Series A Preferred Stock or the holders thereof, and (ii) effect the consolidation or merger of the Corporation with or into any other person or the sale or other distribution to another person of all or substantially all of the assets of the Corporation, in either case so as to affect adversely any of the preferences, rights, power or privileges of the Series A Preferred Stock or the holders thereof. The outstanding shares of Series A Preferred Stock shall have no voting rights other than as set forth in this Section 3."

      6. Section 4 of said Certificate is hereby corrected to read in its entirety as follows:

            "Section 4. Certain Restrictions

                  So long as any share of Series A Preferred Stock shall be
            issued and outstanding, the Corporation shall not declare, pay or set aside for payment, any dividends on, or make any other distributions with respect to, or redeem or otherwise repurchase, any shares of Common Stock or other shares of capital stock of the Corporation ranking, as to dividend rights or rights on liquidation, dissolution or winding up, junior to the Series A Preferred Stock, other than dividends payable in Common Stock or in another stock ranking junior to the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution and winding up and other than redemptions or repurchases of shares of Common Stock or other capital stock of the Corporation issued to or held by any officer, director, employee, independent sales representative or agent of the Corporation or its subsidiaries (including, without limitation, any former officer, director, employee, independent sales representative or agent of the Corporation or its subsidiaries) or any employee stock ownership plan or similar trust for the account of any such person."

      7. Section 6(b) of said Certificate is hereby corrected to read in its entirety as follows:

                  "(b) Neither the consolidation or merger of the Corporation with or into any other person nor the sale or other distribution to another person of all or substantially all of the assets of the Corporation, in each case when permitted by Section 3, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6."


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      IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Correction to be duly executed by its Chief Executive Officer on this 28 day of January, 1997.


                                      COMMEMORATIVE BRANDS, INC.


                                      By:/s/ Jeffrey H. Brennan
                                         ----------------------------------
                                      Name:  Jeffrey H. Brennan
                                      Title: Chief Executive Officer & President